DRAFT
Davis Polk & Wardwell llp 450 Lexington Avenue New York, NY 10017 davispolk.com

Exhibits 5.1 and 23.1
September 17, 2026
CoreWeave, Inc.
290 W Mt. Pleasant Ave., Suite 4100
Livingston, NJ 07039
Ladies and Gentlemen:
CoreWeave, Inc., a Delaware corporation (the “Company”), has filed with the Securities and Exchange Commission a Registration Statement on Form S-3ASR (File No. 333-296553) (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), certain securities, including the Company’s Class A common stock, par value $0.000005 per share (the “Shares”), to be sold from time to time pursuant to the Equity Distribution Agreement dated September 17, 2026 (the "Distribution Agreement"), among the Company and the several managers, forward sellers and forward purchasers named therein. The Distribution Agreement provides for the sale of up to 35,000,000 Shares on and after the date hereof. Capitalized terms used but not defined herein shall have the respective meanings given to them in the Distribution Agreement.
We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.
In rendering the opinion expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vii) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.
Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we are of the opinion that:

(i) the Issuance Shares to be sold by the Company have been duly authorized and, when issued and delivered by the Company and paid for pursuant to the Distribution Agreement, the Issuance Shares will be validly issued, fully paid and non-assessable, and
(ii) the Shares to be issued and sold by the Company pursuant to the Forward Contracts have been duly authorized and, when issued and delivered by the Company in accordance with the Forward Contracts, such Shares will be validly issued, fully paid and non-assessable.
In rendering the foregoing opinion, we have assumed that (x) upon the issuance of such Shares, the total number of shares of Common Stock issued and outstanding and committed or reserved to be issued will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its certificate of incorporation at the time of issuance, and (y) the terms of any sales of such Shares pursuant to the Distribution Agreement or the Forward Contracts, as the case may be, will be authorized and approved by the Company’s board of directors or a properly constituted and authorized committee thereof (or any of them delegates such approval to officers and such terms are approved by such officers).
We are members of the Bar of the State of New York, and the foregoing opinion is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware, except that we express no opinion as to (i) any law, rule or regulation that is applicable to the Company, the Distribution Agreement, the Shares or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to the Distribution Agreement or any of its affiliates due to the specific assets or business of such party or such affiliate or (ii) any law, rule or regulation relating to national security.
We hereby consent to the filing of this opinion as an exhibit to a current report on Form 8-K to be filed by the Company on the date hereof and its incorporation by reference into the Registration Statement and further consent to the reference to our name under the caption “Legal Matters” in the prospectus supplement, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.
Very truly yours,
/s/ Davis Polk & Wardwell LLP

September 14, 2026 2